UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 30, 2007
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 30, 2007, California Water Service Group, a Delaware corporation (CWSGP), and its subsidiaries, California Water Service Company, CWS Utility Services, New Mexico Water Service Company, Washington Water Service Company, and Hawaii Water Service Company, Inc., entered into two unsecured loan agreements with Bank of America, N.A. (the “Lender”). All commitments under the Prior Revolving Facilities were terminated effective upon the closing of the Revolving Facilities.
California Water Service Company entered into an unsecured loan agreement with the Lender providing for a $55.0 million revolving line of credit. Proceeds of the Revolving Facilities will be used for working capital, general corporate purposes, to bridge capital expenditures, and acquisitions.
California Water Service Group and subsidiaries (CWS Utility Services, New Mexico Water Service Company, Washington Water Service Company, and Hawaii Water Service Company, Inc.) entered into an unsecured loan agreement with the Lender providing for a $20.0 million revolving credit facility.
The current Revolving Facilities expires on May 30, 2012, and all obligations there under shall be due and payable on May 30, 2012, unless earlier accelerated upon the occurrence of an event of default. Borrowings under the Revolving Facilities will bear interest annually at the Lender’s Prime Rate minus 1.50% or alternatively at LIBOR plus 0.25%. Interest will be due monthly until payment in full of any principal outstanding under the Revolving Facilities.
The Revolving Facilities contain affirmative and negative covenants and events of default customary for financings of this type, including, among other things, limitations and prohibitions relating to the use of proceeds, loans and investments, additional indebtedness, liens, mergers, and asset sales. The Revolving Facilities also contain financial covenants governing the ratio of earnings before interest, taxes, depreciation and amortization of limited investment (EBITDA) to interest and rent expense. Debt to capitalization should not exceed 0.667:1.0.
Item 1.02. Termination of a Material Definitive Agreement.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Item 8.01. Other Events.
On May 31, 2007, the Company issued a press release announcing the transactions described herein, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
      We hereby furnish the following exhibit with this report:

Exhibit
No.	Description
99.1	Press Release issued May 31, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP
Date: May 31, 2007	By:	/s/ Martin A. Kropelnicki
		Name:	Martin A. Kropelnicki
		Title:	Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit
No.	Description
99.1	Press Release issued May 31, 2007